Exhibit 99.3

REVOCABLE PROXY

RANDOLPH BANK & TRUST COMPANY

175 North Fayetteville Street

Asheboro, North Carolina 27203-5513

(336) 625-1000

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Henry N. Buckner, R. Lee Davidson, and Cynthia G. Hatley (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, of Randolph Bank & Trust Company (the “Company”) held of record by the undersigned on July 25, 2013, at the Special Meeting of Shareholders of the Company to be held at The Exchange, 204 South Fayetteville Street, Asheboro, North Carolina, at 11:00 a.m., on September 4, 2013, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	Merger with Bank of North Carolina: Proposal to approve the Agreement and Plan of Merger dated May 31, 2013 (the “Merger Agreement”), by and between BNC Bancorp (“BNC”), Bank of North Carolina, and the Company pursuant to which the Company will merge with and into Bank of North Carolina (the “Merger”), with Bank of North Carolina as the surviving banking corporation, and the Merger contemplated by the Merger Agreement.

____ FOR	____ AGAINST	____ ABSTAIN

2.	[Holders of shares of Fixed Rated Non-Cumulative Perpetual Preferred Stock, Series B, are not entitled to vote on Proposal 2]

3.	ADJOURNMENT OF THE MEETING: Proposal to approve adjournment of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement.

____ FOR	____ AGAINST	____ ABSTAIN

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 3. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: , 2013

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE